As filed with the Securities and Exchange Commission on May 15, 2009	Registration No. 333- _______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STAAR SURGICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3797439 (I.R.S. Employer Identification No.)
1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Kaufman
Vice President and General Counsel
STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	——	——
Preferred Stock, par value $0.01 per share	——	——
Warrants	——	——
Subscription Rights to purchase Common Stock or Preferred Stock	——	——
Debt Securities	——	——
Total	$5,000,000	$275.40

(1)
This Registration Statement registers an indeterminate number of shares of common stock and preferred stock, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an indeterminate principal amount of debt securities, which in aggregate shall have an initial offering price that does not exceed $5,000,000.  If any debt securities are issued at an original issued discount, then the offering price of such debt securities will be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $5,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)
Pursuant to Instruction II.D. of Form S-3 under the Securities Act, the maximum aggregate offering price is provided on a combined basis for all classes of securities registered hereunder and is not specified for individual classes.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may change. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2009

PROSPECTUS

STAAR Surgical Company

$5,000,000

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities

From time to time, we may sell common stock, preferred stock, warrants, subscription rights or debt securities.  A prospectus supplement specifying the terms of the offering will accompany this prospectus.  Our common stock is traded on the Nasdaq Global Market under the trading symbol “STAA.”  If we offer other securities, the prospectus supplement will provide information about their listing on a securities exchange, if any.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 7.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities through underwriters or agents or directly to purchasers.  The names of any underwriters or agents will appear on the accompanying prospectus supplement.  For additional information on methods of sale, please see the sections entitled “Plan of Distribution” in this prospectus and the accompanying prospectus supplement.  The prospectus supplement also shows the net proceeds we expect to receive from the sale.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2009.

You should rely only on the information contained in this prospectus and information to which we have referred you. We have not authorized anyone else to provide you with different information. In particular, we have not authorized any dealer or salesperson to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities it specifically describes on the front of the document, and only under circumstances and in jurisdictions where we can lawfully do so.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “STAAR” refer to STAAR Surgical Company and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration we may sell common stock, preferred stock, warrants, subscription rights or debt securities in one or more offerings, up to a maximum total dollar amount of $5,000,000.  This prospectus provides you with a general description of each of those types of securities.  Whenever we offer or sell securities in connection with this shelf registration we will also provide a prospectus supplement that contains a more complete description of the securities offered and the structure of the offering.  We may also use the prospectus supplement to add, update or change any of the information contained in this prospectus.  This prospectus, together with the relevant prospectus supplement and other documents to which we refer you, includes all material information relating to any offering.  Before purchasing our common stock please carefully read both this prospectus and the prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should assume that the information in this prospectus is accurate only as of the date on the cover page. Any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time this prospectus is delivered or the time a security is sold. Our business, financial condition, results of operations and prospects may have changed materially since that date.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Representations, warranties or covenants that may appear in any agreement filed as an exhibit to a document incorporated by reference in this prospectus were made solely for the benefit of the parties to that agreement.  The parties made those statements for the private purpose of allocating contractual risk, not to establish facts.  Even if accurate when made, these statements may not be accurate now, and they may have been qualified by schedules or other disclosures that have not been filed or incorporated by reference into this prospectus. Only the parties to such an agreement are entitled to enforce its representations, warranties or covenants.  You should not rely on those statements for any purpose.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not statements of historical fact are forward-looking statements.  Forward-looking statements also appear in other documents to which we refer you in this prospectus.  They may be found, among other places, in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent report on Form 10-K, in our quarterly reports on Form 10-Q filed after our most recent Form 10-K , and any amendments to these documents filed with the SEC.  These statements relate to our future plans, objectives, expectations and intentions.  Among other things, forward-looking statements include statements about the following:

•	our strategy;

•	our business prospects including expectations for revenue or other performance of our business or of specific products;

•	the status of applications for approval of products by the FDA or regulatory agencies of other countries;

•	sufficiency of our cash reserves;

•	product development;

•	research and development and other expenses; and

•	legal risks.

You may also generally identify forward-looking statements by the use of words such as “expect,” “anticipate,” “intend,” “plan” and similar expressions.

You should not place undue reliance on our forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors” and elsewhere in this prospectus, in the accompanying prospectus supplement, and in our other reports we file with the SEC.  The forward-looking statements in this prospectus speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

PROSPECTUS SUMMARY

STAAR Surgical Company develops and manufactures visual implants and other innovative ophthalmic products to improve or correct the vision of patients with cataracts and refractive conditions and distributes them worldwide.

Intraocular lenses

We generate most of our revenue by manufacturing and selling foldable intraocular lenses, known as IOLs, and related products for cataract surgery.  STAAR pioneered the foldable IOL, a flexible prosthetic lens used to replace a cataract patient’s natural lens after it has been extracted in minimally invasive small incision cataract extraction.  STAAR makes IOLs out of silicone and out of Collamer®, STAAR’s proprietary biocompatible collagen copolymer lens material.  STAAR’s IOLs are available in both three-piece and one-piece designs.  STAAR’s range of IOLs includes the following:

•	three-piece IOLs, available in silicone or Collamer;

•	single-piece IOLs, available in silicone or Collamer;

•	The silicone Toric IOL, used in cataract surgery to treat preexisting astigmatism;

•	The Preloaded Injector, a silicone or acrylic IOL preloaded into a single-use disposable injector;

Most of STAAR’s IOLs sold worldwide feature aspheric optics, an advanced design intended to provide a clearer image than traditional spherical lenses, especially in low light.  STAAR has developed a proprietary aspheric design (patent pending) that is optimized for the naturally curved surface of the retina and certain other anatomical features of the human eye, and that provides outstanding image quality even if accidentally moved off center.

Because the great majority of cataract patients are elderly and qualify for Medicare, most of STAAR’s U.S. cataract revenue derives indirectly from reimbursement payments by the Center for Medicaid and Medicare Services, or CMS.  STAAR’s aspheric lenses have been granted “New Technology Intraocular Lens” status, which provides an additional $50 reimbursement to doctors or hospitals that use these lenses in ambulatory surgical centers, enabling STAAR to increase the average selling price for these lenses.

Outside the U.S. as well, government agencies or government sponsored entities generally pay the cost of IOLs for cataract patients. As a result, STAAR believes that IOL revenues are likely to remain relatively stable even under adverse conditions in the general economy.

Visian ICL

Manufacturing and selling lenses used in refractive surgery is an increasingly important source of revenue for STAAR. We have used our proprietary biocompatible Collamer material to develop and manufacture implantable Collamer lenses, or ICLs. STAAR’s VISIAN® ICL and VISIAN® Toric ICL, or TICL™, treat refractive disorders such as myopia (near-sightedness), hyperopia (far-sightedness) and astigmatism. These disorders of vision affect a large proportion of the population. Unlike the IOL, which replaces a cataract patient’s cloudy lens, these products are designed to work with the patient’s natural lens to correct refractive disorders. The surgeon implants the foldable Visian lens through a tiny incision, under local anesthesia. STAAR began selling the Visian ICL outside the U.S. in 1996 and inside the U.S. in 2006. STAAR began selling the Visian TICL outside the U.S. in 2002. These products are sold in more than 50 countries. STAAR’s goal is to establish the position of the ICL and TICL throughout the world as one of the primary choices for refractive surgery.

ICL sales in the U.S. increased by approximately 18% in 2008 over the prior year, and have increased outside the U.S. at a double digit annual percentage rate since 2001.  However, refractive surgery is an elective procedure generally not covered by health insurance.  Patients must pay for the procedure, frequently through installment financing arrangements.  Patients can defer the choice to have refractive surgery if they lack the disposable income to pay for it, they do not feel their income is secure, or they cannot obtain credit.  As a result, a severe or prolonged recession may reduce sales of ICLs.

Other surgical products

We offer a number of other products used in ophthalmic surgery that complement our IOL and Visian ICL product lines.  We market STAARVISC II, a viscoelastic material which is used as a protective lubricant and to maintain the shape of the eye during surgery.  We also manufacture Cruise Control™, a single-use disposable filter used in phacoemulsification, which is the process of removing a cataract patient’s cloudy lens through a small incision using ultrasound and suction.  Cruise Control allows for a faster, cleaner phacoemulsification procedure and is compatible with all phacoemulsification equipment.  We also make the AquaFlow Collagen Glaucoma Drainage Device, an implantable device used for the surgical treatment of glaucoma. We also sell other instruments, devices and equipment that we manufacture or that others in the ophthalmic industry manufacture.

Sales of other surgical products accounted for approximately 31% of our total revenues for the 2008 fiscal year, 35% of total revenues for the 2007 fiscal year and 33% of total revenues for the 2006 fiscal year.

Operations

STAAR has significant operations both within and outside the U.S., and receives the majority of its revenue from its activities outside the U.S. STAAR’s principal business units and their operations are as follows:

•
United States.  STAAR operates its global administrative headquarters and a manufacturing facility in Monrovia, California. The Monrovia manufacturing facility principally makes Collamer and silicone IOLs and injector systems for IOLs and ICLs. STAAR also manufactures the Collamer material in the U.S.

•
Switzerland.  STAAR operates an administrative and manufacturing facility in Nidau, Switzerland under its wholly owned subsidiary, STAAR Surgical AG. The Nidau manufacturing facility makes all of STAAR’s ICLs and TICLs and also manufactures Collamer IOLs. STAAR Surgical AG handles distribution and other administrative affairs for Europe and other territories outside North America and Japan.

•
Japan.  Through its wholly owned subsidiary, STAAR Japan, Inc., STAAR maintains executive offices and distribution facilities in Shin-Urayasu, Japan and a manufacturing facility in Ichikawa City.  All of STAAR’s preloaded injectors are manufactured at the Ichikawa City facility.  STAAR Japan is also currently seeking approval from the Japanese regulatory authorities to market in Japan STAAR’s Visian ICL and TICL, Collamer IOL and AquaFlow Device.

•
Germany.  STAAR’s wholly owned subsidiary, Domilens Vertrieb Für Medizinische Produkte GmbH, is headquartered in Hamburg, Germany.  Products sold by Domilens include implantable lenses, related surgical equipment, consumables and other supplies. Domilens sells custom surgical kits that incorporate a surgeon’s preferred supplies and consumables in a single ready-to-use package, and services phacoemulsification and other surgical equipment. Domilens distributes and services products of third party manufacturers and distributes STAAR’s ICLs, IOLs, and Preloaded Injectors.

Corporate Information

Originally incorporated in California in 1982, STAAR reincorporated in Delaware in 1986. Our executive offices are located at 1911 Walker Avenue, Monrovia, California 91016, and our telephone number is (626) 303-7902. Our website address is www.staar.com. The information on our website is not a part of this prospectus.

STAAR Surgical Company, STAAR’s Logo, Visian®, Collamer®, STAARvisc™, SonicWAVE™ and AquaFlow™ are trademarks of STAAR in the U.S. and other countries. Collamer® is the brand name for STAAR’s proprietary collagen copolymer lens material

RISK FACTORS

Investment in our securities involves a high degree of risk.  Before deciding whether to purchase any of our securities, please read and carefully consider the “Risk Factors” sections in the prospectus supplement, in our most recent Annual Report on Form 10-K filed with the SEC, and in our most recent Quarterly Report on Form 10-Q if we filed it after the most recent Form 10-K.  These reports are incorporated by reference into this prospectus, along with any filings containing information that amends, supplements or supersedes those reports.  Instructions for obtaining copies appears under the heading “Where You Can Find More Information.”  Each of these risk factors describes a circumstance that has the potential to materially harm our business, operating results or financial condition and reduce the value of an investment in our securities.  It is important for investors to read and consider all of them.

SECURITIES WE MAY OFFER

We may offer any of the following types of securities, with a maximum total value of up to $5,000,000:

•	common stock

•	preferred stock

•	subscription rights to purchase common or preferred stock

•	warrants to purchase common or preferred stock

•	debt securities

We may offer these securities from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the securities we may offer.  In connection with each offering we will provide a prospectus supplement that contains a more complete description of the securities offered and the structure of the offering.  The prospectus supplement will include the following information, to the extent applicable:

•	the type of security offered, whether common or preferred equity, debt securities, warrants or a combination;

•	the amount of securities and the price range;

•	the aggregate offering price or aggregate principal amount;

•	the maturity date, if applicable;

•	the rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion or exercise prices, if any;

•	information about any trustee or paying agent;

•	the plan of distribution;

•	intended use of proceeds;

•	information about the legal counsel who will pass the legality of the securities offered; and

•	federal income tax considerations, if material to the securities offered.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may offer and sell the securities directly to investors or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include the following information in the prospectus supplement to the extent applicable:

•	the names of the underwriters or agents;

•	the fees, discounts or commissions to be paid to them;

•	the net proceeds to us; and

•	information about the legal counsel advising them on matters related to the offering.

USE OF PROCEEDS

Unless we describe other use in the prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including among other things repayment of indebtedness, expansion of sales and marketing, working capital, capital expenditures, technology acquisition and continuing research and development. Until applied to that use, we intend to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 60 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per shares.  As of May 1, 2009, there were 30,108,794 shares of common stock outstanding and 1,700,000 shares of Series A Convertible Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  The holders of common stock are not entitled to cumulative voting in the election of directors.

Subject to the preferences of any then outstanding shares of preferred stock, each holder of our common stock is entitled to receive a pro rata share of any dividends that may be declared by the Board of Directors out of funds legally available for that purpose.  If our company is liquidated, dissolved or wound up, each holder of the common stock is entitled to a pro rata share of the net proceeds of that transaction after payment of all liabilities and the payment of the liquidation preferences of any then outstanding shares of preferred stock.

As of the date of this Prospectus, STAAR has 1,700,000 shares of outstanding Series A Convertible Preferred Stock.  If this stock were outstanding at the time of a sale, liquidation or winding up of the company, an aggregate of $6.8 million of the proceeds of that transaction would be distributed to the preferred stockholders before the remainder is distributed on a pro rata basis to common stockholders.

Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities.  No redemption or sinking fund provisions apply to any of our common stock.  Except for restricted stock issued to some our employees as incentive compensation, all outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus will be fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation gives our Board of Directors the authority, without further action by the stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders.  Of the 10 million authorized shares of preferred stock, on the date of this prospectus we have 1.7 million shares outstanding and another 8.3 million authorized for potential issuance.

If STAAR sells preferred stock, we will file a document called a “certificate of designation” with the state of Delaware as a part of our certificate of incorporation.  The certificate of designation serves to legally create a series of preferred stock having the rights, preferences, privileges and restrictions that have been determined by the board of directors. Before we make any offering of preferred stock we will file the form of certificate of designation with the SEC as an exhibit to the registration statement of which this prospectus forms a part, or as an exhibit to a current report on From 8-K.  The terms of the preferred stock that will be described in the certificate of designation will include the following to the extent applicable:

•	the title of the class and series;

•	the number of shares designated to be in the same class and series and to share the same rights, preferences and privileges;

•	any liquidation preference per share;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	whether the preferred stock will be convertible into our common stock and, if it is, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if it is, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The prospectus supplement will provide additional information regarding the preferred stock, including the following:

•	the number of shares of preferred stock offered;

•	the price range at which the preferred stock will be offered; and

•	whether the preferred stock will be listed on any securities exchange or market.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights specified in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of our common stock.  Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult.  In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law.  This is an anti-takeover law, which restricts transactions and business combinations between a corporation and an interested stockholder owning 15% or more of the corporation’s outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder.  With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, this law prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by, the interested stockholder, or any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s stock.  The statutory ban does not apply to a person who became an interested stockholder in a transaction approved by the board of directors. The statutory ban also does not apply if, upon consummation of the transaction in which a person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation.  This calculation does not include shares held by persons who are both directors and officers or by employee stock plans.

Charter Documents

Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire our company, or discourage a third party from attempting to acquire control of our company.  These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors.  However, these provisions could also limit the price investors might be willing to pay in the future for our common stock and could have the effect of delaying or preventing a change in control.  We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unsolicited acquisition proposal outweigh the disadvantages of discouraging these proposals because, among other things, negotiation may result in an improvement of their terms.  Nevertheless, these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include the following:

•	directors may be removed only for cause;

•	our stockholders may not act by written consent or call special meetings;

•	stockholders must submit nominations for the board of directors in advance;

•	the board of directors may alter some of the provisions of our bylaws without stockholder approval, and

•
our board of directors has the authority to issue up to 8,300,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.  Its address is 59 Maiden Lane, New York, N.Y.  10038, and its telephone number is (718) 921-8293.

DESCRIPTION OF SUBSCRIPTION RIGHTS

A subscription right is a right to purchase our securities that is distributed to our existing stockholders.  From time to time STAAR may distribute to its existing stockholders, on a pro rata basis, rights to purchase additional shares of common stock or preferred stock at a predetermined price. We may issue these subscription rights independently or together with any other security offered by this prospectus.  The subscription rights may or may not be transferable.  In connection with any offering of subscription rights, STAAR may enter into a standby arrangement with one or more underwriters or other purchasers, under which arrangement the underwriters or other purchasers commit to purchase any securities remaining unsubscribed for after the offering.

In any offering of subscription rights, the prospectus supplement will describe the following specific terms of the subscription rights:

•	the price, if any, for the subscription rights;

•	the exercise price to be paid for each share of common stock or preferred stock purchased on exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number of shares and the terms of the common stock or preferred stock that a holder of subscription rights may purchase on exercise;

•	the extent to which the holder may transfer the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the extent to which the subscription rights may include an over-subscription privilege allowing the holder to purchase securities offered to, but not purchased by, other holders;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights, including the identity of the underwriter or other purchaser who has committed to purchase unsubscribed securities.

If we offer subscription rights, the prospectus supplement will summarize the material terms of the subscription rights but may not be complete.  The summary of the subscription rights will be qualified its entirety by reference to a form of subscription rights certificate, which will set forth the complete terms and conditions of the subscription rights.  We will file the form of subscription rights certificate with the SEC.  For more information on how you can obtain copies of any subscription rights certificate STAAR may offer, see “Where You Can Find More Information” on page 30.  Before you participate in any offering of subscription rights we urge you to read the form of subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we provide for different warrant terms in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are described in this prospectus, or offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or described in this prospectus.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.

General

A warrant is a right to purchase our securities at a predetermined price.  We will describe in the applicable prospectus supplement the terms of the series of warrants, including the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the following:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

On receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of May 15, 2009, we have outstanding warrants to purchase 770,000 shares of our common stock, and will issue an additional 700,000 warrants on June 1, 2009.  No other warrants to purchase our common stock or any of our other securities are currently outstanding, and we have no other current contractual obligations to issue warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the specific terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.  However, no prospectus supplement shall fundamentally change the terms that are described in this prospectus, or offer a type of debt security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or described in this prospectus.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

In any offering of debt securities each prospectus supplement will describe the following terms related to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms of any depositary arrangement and the identity of the depositary;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to do any of the following:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided by STAAR, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures that would govern any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occurs.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to do any of the following:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe “global securities” in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, it is the depositary, and not we or any applicable trustee, who is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended January 2, 2009.  “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest. The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended					Quarter Ended
	December 31, 2004	December 30, 2005	December 29, 2006	December 28, 2007	January 2, 2009	April 3, 2009
Ratio of Earnings to Fixed Charges (1)	—	—	—	—	—	—

(1)
For the fiscal years ended  December 31, 2004, December 30, 2005, December 29, 2006, December 28, 2007  and January 2, 2009, and the quarter ended April 3, 2009, our earnings were insufficient to cover fixed charges by $10.4 million, $9.8 million,  $13.4 million, $15.4 million, $21.7 million and $1.2 million, respectively.

LEGAL MATTERS

The validity of the securities being registered in the registration of which this prospectus is a part will be passed upon for us by Charles Kaufman, Esq.  Mr. Kaufman, who participated in the preparation of this prospectus and the related registration statement, is employed by STAAR as its Vice President and General Counsel, owns 23,000 shares of our Common Stock and holds options to purchase an additional 90,000 shares of our Common Stock.  In any offering of securities under this prospectus, the prospectus supplement will provide information on the legal counsel who will pass on the validity of the specific securities being offered and information on the legal counsel for any underwriters employed in the offering.

EXPERTS

The consolidated financial statements and schedule and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

The report on the consolidated financial statements as of January 2, 2009 incorporated herein by reference contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:

Public Reference Room

100 F Street, NE

Washington, DC  20549

You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system.  The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information about us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from that office on payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Investor Relations, STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016, telephone number (626) 303-7902.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with the SEC.  This means that we can disclose important information by referring the reader to those SEC filings.  The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act prior to the termination of the offering:

•	our Annual Report on Form 10-K for our fiscal year ended January 2, 2009;

•	our Proxy Statement for the Annual Meeting of Stockholders to be held on June 11, 2009, filed with the SEC on May 1, 2009;

•	our Quarterly Report on Form 10-Q for the period ended April 3, 2009;

•	all filings filed by us pursuant to the Securities Exchange Act after the date of the original registration statement and prior to effectiveness of the registration statement; and

•
the description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A/A filed with the SEC on April 18, 2003, including any amendment or report filed for the purpose of updating this description.

You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$275
Accounting fees and expenses	$10,000
Legal fees and expenses	3,000
Printing and related fees	5,000
Miscellaneous	500
Total	$18,775

Item 15.  Indemnification of Directors and officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a “derivative action” — an action by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of our certificate of incorporation, as amended, provides:

“The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.”

Our by-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the by-laws.

We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

We generally enter into agreements with our executive officers and directors to indemnify them to the fullest extent permitted under the Delaware General Corporation Law.

If we employ underwriters in an offering, our underwriting agreement, a form of which is attached as Exhibit 1.1, may provide for indemnification by any underwriters of STAAR, our directors, our officers who sign the registration statement and our controlling persons for selected liabilities, including liabilities under the Securities Act.

Item 16.  Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index on Page II-8.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs  is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference  in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.	That:

i.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on May 15, 2009.

STAAR SURGICAL COMPANY

By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President, Chief Executive Officer
(Principal Executive officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STAAR Surgical Company, a Delaware corporation (the “Company”), hereby nominate and appoint Deborah Andrews and Charles Kaufman, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director or officer of STAAR Surgical Company), to sign a Registration Statement on Form S-3 of STAAR Surgical Company to be filed under the Securities Act of 1933, as amended, for the registration of up to $5 million in securities of STAAR Surgical Company, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry G. Caldwell
Barry G. Caldwell	President, Chief Executive Officer, and Director	May 15, 2009

/s/ Deborah Andrews
Deborah Andrews	Chief Financial officer and Chief Accounting officer (Principal Financial and Accounting officer)	May 15, 2009

/s/David Bailey
David Bailey	President, International Operations, and Director	May 15, 2009

/s/Don Bailey
Don Bailey	Director, Chairman of the Board	May 15, 2009

/s/Donald Duffy
Donald Duffy	Director	May 15, 2009

/s/John C. Moore
John C. Moore	Director	May 15, 2009

/s/David Morrison
David Morrison	Director	May 15, 2009

Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.(1)

4.1
Form of Certificate for Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on April 18, 2003). **

4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)

4.3	Form of Subscription Rights Certificate.(1)

4.3	Form of Senior Debt Indenture.(1)

4.4	Form of Subordinated Debt Indenture.(1)

4.5	Form of Senior Note.(1)

4.6	Form of Subordinated Note.(1)

4.7	Form of Common Stock Warrant Agreement and Warrant Certificate.(1)

4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(1)

4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate.(1)

5.1	Opinion of Charles Kaufman, Esq.(2)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of BDO Seidman, LLP.*

23.2	Consent of legal counsel (included in Exhibit 5.1).(2)

24.1	Power of Attorney (see page II-7 of this Registration Statement).*

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.(3)

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.(3)

*	Filed herewith.

**	Incorporated by reference.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)	To be filed by a pre-effective amendment to this registration statement.

(3)	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.